Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 29, 2010)

INTERPUBLIC ANNOUNCES SECOND QUARTER
AND FIRST HALF 2010 RESULTS

•	Second quarter reported revenue increased 9.7% with organic revenue growth of 8.5% – reflecting increases in client spending and new business wins
•	Second quarter 2010 operating income of $177.2 million significantly improved from operating income of $96.9 million a year ago
•	Second quarter 2010 diluted earnings per share was $0.15, compared with $0.04 per share a year ago
•	Shareholder value further enhanced through successful purchase of 303,526 shares of Series B Preferred Stock

Summary

•	Revenue
o
Second quarter 2010 revenue was $1.62 billion, compared to $1.47 billion in the second quarter of 2009, with an organic revenue increase of 8.5% compared to the prior-year period, as well as organic growth of 13.6% in the U.S. and double-digit organic increases in key developing markets.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

o
First half 2010 revenue was $2.96 billion, compared to $2.80 billion in the first half of 2009, with an organic revenue increase of 3.1% compared to the prior-year period and organic growth in the U.S. of 8.5%.

•	Operating Results
o
Operating income in the second quarter of 2010 was $177.2 million, compared to operating income of $96.9 million in 2009.  For the first half of 2010, operating income was $117.8 million, compared to operating income of $15.0 million in 2009.

o	Operating margin was 11.0% and 4.0% for the second quarter and first half of 2010, respectively, compared to 6.6% and 0.5% for the second quarter and first half of 2009, respectively.

•	Net Results
o
Second quarter 2010 net income attributable to IPG was $82.5 million, and net income available to IPG common stockholders was $105.3 million, resulting in earnings of $0.22 per basic and $0.15 per diluted share.  This compares to net income attributable to IPG a year ago of $27.8 million and net income available to IPG common stockholders of $20.9 million, or $0.04 per basic and diluted share.

o
First half 2010 net income attributable to IPG was $17.9 million, and net income available to IPG common stockholders was $33.8 million, resulting in earnings of $0.07 per basic and $0.02 per diluted share.  This compares to net loss attributable to IPG a year ago of $39.2 million and net loss available to IPG common stockholders of $53.0 million, or ($0.11) per basic and diluted share.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

o	Diluted earnings per share for the second quarter and first half of 2010 exclude the benefit associated with the preferred shares transaction.

"We are pleased with the second quarter's strong performance in terms of both growth and profitability.  Contributions to our organic revenue growth came from existing and new clients across a range of industry sectors, from the U.S. and emerging international markets and from a broad cross-section of the agencies in our portfolio,” said Michael I. Roth, Interpublic's Chairman and CEO.  “We are proving that we have the talent and the tools to benefit from a macro recovery and the ability to convert revenue growth into bottom line results.  Of course, there remain areas of uncertainty in the global economy, so we will continue to manage the business conservatively.  With revenue stability and growth back in the picture, we feel we are very much on track to deliver on our operating margin objective of better than eight percent for 2010.  Combined with our commitment to put the cash on our balance sheet to work on behalf of shareholders, we believe our financial performance positions us well to enhance shareholder value going forward.”

Operating Results

Revenue
Revenue of $1.62 billion in the second quarter of 2010 was up 9.7% compared with the same period in 2009. During the second quarter of 2010, the effect of foreign currency translation was positive 1.1%, the impact of net acquisitions was positive 0.1%, and the resulting organic increase in revenue was 8.5%.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Revenue of $2.96 billion in the first half of 2010 was up 5.7% compared to the first half of last year.  During the first half of 2010, the effect of foreign currency translation was positive 2.6%, and the resulting organic increase in revenue was 3.1%.

Operating Expenses
During the second quarter of 2010, salaries and related expenses were $991.0 million, up 2.3% compared to the same period in 2009. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 1.6% organically.  During the first half of 2010, salaries and related expenses were $1.97 billion, up 0.3% compared to the same period in 2009.  After adjusting for currency effects and the impact of net divestitures, salaries and related expenses decreased 2.1% organically.  Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, decreased in the second quarter of 2010 to 61.3% from 65.7% in the second quarter of 2009, and decreased in the first half of 2010 to 66.6% from 70.2% in the first half of 2009.

Severance expense in the second quarter of 2010 was $17.2 million, compared to $29.9 million in the second quarter of 2009.  Severance expense in the first half of 2010 was $27.5 million, compared to $71.5 million in the first half of 2009.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

During the second quarter of 2010, office and general expenses were $449.0 million, up 9.8% compared to the same period in 2009.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 8.4% organically.  During the first half of 2010, office and general expenses were $870.1 million, up 6.1% compared to the same period in 2009.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 3.0% organically.  Office and general expenses in the first half of 2010 include $5 million for the transition to inflationary accounting for operations in Venezuela.

Non-Operating Results and Tax
Net cash interest expense increased $2.0 million, or 7.4%, in the second quarter of 2010 compared to the same period in 2009.  For the first half of 2010, net cash interest expense increased $6.0 million, or 12.0% compared to the same period in 2009.

Other expense, net was $2.1 million and $1.6 million for the second quarter and first half of 2010, respectively.

The income tax provision in the second quarter of 2010 was $63.3 million on income before income taxes of $146.2 million, compared to a provision of $3.7 million on income before income taxes of $36.6 million in the same period in 2009. The income tax provision in the first half of 2010 was $48.0 million on income before income taxes of $61.2 million, compared to a benefit of $21.7 million on loss before income taxes of $62.9 million in the same period in 2009.  The effective tax rate for the second quarter of 2010 was 43.3% compared to 10.1% for the same period a year ago.  The effective tax rate for the first half of 2010 was 78.4%, compared to 34.5% for the same period a year ago.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Balance Sheet
At June 30, 2010, cash, cash equivalents and marketable securities totaled $1.94 billion, compared to $2.51 billion at the end of 2009 and $1.77 billion at the end of the second quarter of 2009.  In May 2010, the company purchased 303,526 shares of its Series B Preferred Stock for an aggregate purchase price of $267.6 million, including unpaid dividends and transaction costs.  As a result of the purchase, preferred dividends will be lower by $15.9 million on an annual basis.  Total debt was $1.91 billion as of June 30, 2010 compared to $1.95 billion at the end of 2009 and $2.04 billion as of June 30, 2009.

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

# # #

About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, Magna, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell-Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe & Partners Company; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

# # #
Contact Information
Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2010 AND 2009
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended June 30,
	2010	2009	Fav. (Unfav.) % Variance
Revenue:
United States	$961.0	$847.1	13.4%
International	656.8	627.3	4.7%
Total Revenue	1,617.8	1,474.4	9.7%

Operating Expenses:
Salaries and Related Expenses	991.0	968.4	(2.3%)
Office and General Expenses	449.0	409.1	(9.8%)
Restructuring and Other Reorganization-Related Charges	0.6	0.0	N/A
Total Operating Expenses	1,440.6	1,377.5	(4.6%)

Operating Income	177.2	96.9	82.9%
Operating Margin %	11.0%	6.6%

Expenses and Other Income:
Interest Expense	(35.0)	(45.1)
Interest Income	6.1	8.1
Other Expense, Net	(2.1)	(23.3)
Total (Expenses) and Other Income	(31.0)	(60.3)

Income before Income Taxes	146.2	36.6
Provision for Income Taxes	63.3	3.7
Income of Consolidated Companies	82.9	32.9
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(1.5)
Net Income	83.1	31.4
Net Income Attributable to Noncontrolling Interests	(0.6)	(3.6)
Net Income Attributable to IPG	82.5	27.8
Dividends on Preferred Stock	(2.9)	(6.9)
Benefit from Preferred Stock Repurchased	25.7	0.0
Net Income Available to IPG Common Stockholders	$105.3	$20.9

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.22	$0.04
Diluted	$0.15	$0.04
Weighted-Average Number of Common Shares Outstanding: Basic	473.0	467.1
Diluted	544.9	507.5

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2010 AND 2009
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009	Fav. (Unfav.) % Variance
Revenue:
United States	$1,764.1	$1,628.5	8.3%
International	1,195.0	1,171.2	2.0%
Total Revenue	2,959.1	2,799.7	5.7%

Operating Expenses:
Salaries and Related Expenses	1,970.3	1,964.9	(0.3%)
Office and General Expenses	870.1	820.0	(6.1%)
Restructuring and Other Reorganization-Related Charges (Reversals)	0.9	(0.2)	N/A
Total Operating Expenses	2,841.3	2,784.7	(2.0%)

Operating Income	117.8	15.0	N/A
Operating Margin %	4.0%	0.5%

Expenses and Other Income:
Interest Expense	(67.6)	(79.9)
Interest Income	12.6	20.4
Other Expense, Net	(1.6)	(18.4)
Total (Expenses) and Other Income	(56.6)	(77.9)

Income (Loss) before Income Taxes	61.2	(62.9)
Provision for (Benefit of) Income Taxes	48.0	(21.7)
Income (Loss) of Consolidated Companies	13.2	(41.2)
Equity in Net Loss of Unconsolidated Affiliates	(0.4)	(1.0)
Net Income (Loss)	12.8	(42.2)
Net Loss Attributable to Noncontrolling Interests	5.1	3.0
Net Income (Loss) Attributable to IPG	17.9	(39.2)
Dividends on Preferred Stock	(9.8)	(13.8)
Benefit from Preferred Stock Repurchased	25.7	0.0
Net Income (Loss) Available to IPG Common Stockholders	$33.8	$(53.0)

Earnings (Loss) Per Share Available to IPG Common Stockholders: Basic	$0.07	$(0.11)
Diluted	$0.02	$(0.11)
Weighted-Average Number of Common Shares Outstanding: Basic	472.1	465.6
Diluted	531.6	465.6

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax